                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K




                            CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report:  April 15, 1997


                             Washington Mutual, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

                                   Washington
             ------------------------------------------------------

    0-25188                                                    91-1653725
--------------------------------------------------------------------------------
Commission File Number                                    IRS Identification No.

          1201 Third Avenue, Seattle, Washington              98101
--------------------------------------------------------------------------------
          Address of Principal Executive Office            Postal Code

                                  206-461-2000
             ------------------------------------------------------
                Registrant's telephone number including area code

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        99.1    Earnings Release


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WASHINGTON MUTUAL, INC.

Date: April 15,1997                      By:       /s/ Marc R. Kittner
                                                   ----------------------------
                                                   Marc R. Kittner
                                                   Senior Vice President and
                                                   Corporate Counsel

              [(c) 1997 Business Wire | www.businesswire.com]
--------------------------------------------------------------------------------

BW0020  APR 15, 1997               4:32  PACIFIC                   7:32  EASTERN

(BW)(WASHINGTON-MUTUAL)(WAMU) Washington Mutual announces record first quarter results; board of directors increases cash dividend


   Business Editors


   SEATTLE--(BUSINESS WIRE)--April 15, 1997--

    Strong Operating Fundamentals Result In 28 Percent Increase in
           Earnings and 19.42 Percent Return on Common Equity



   Washington Mutual, Inc. (Nasdaq: WAMU) announced today record first-quarter earnings of $114.1 million, an increase of 28 percent from earnings of $88.8 million a year earlier. Fully diluted earnings per share were 93 cents, an increase from 74 cents per share in the first quarter of 1996.

   Reflecting Washington Mutual's continued strong profitability and capital position, the company's board of directors declared a cash dividend on the common stock of 26 cents per share, an increase from the previous quarterly cash dividend of 25 cents per share.

   The board also declared dividends of 57 cents per share on the Series C preferred stock (Nasdaq: WAMUO) and 47.5 cents per share on the Series E preferred stock (Nasdaq: WAMUM). Dividends on the common and preferred stock are payable May 15, 1997, to shareholders of record on April 30, 1997.

   "Washington Mutual's record first-quarter financial results reflect continued strong operating performance driven by profitable growth in all areas of our consumer banking business, along with improved operating efficiency," said Kerry Killinger, the company's chairman, president and chief executive officer. "In addition, Washington Mutual continues to maintain strong capital and asset quality positions and low exposure to interest rate risk.

   "Highlights of the quarter included an annualized 19.42 percent return on common equity and an operating efficiency ratio of 49.1 percent. In addition, we produced 16 percent growth in loan originations over first quarter 1996, including a 45 percent increase in loan originations other than single-family residential mortgages. Solid origination volumes resulted in a 26 percent increase in average loan balances outstanding over the first quarter of 1996.

   "Meanwhile, we continued to expand our customer base by opening a record number of checking accounts. This activity resulted in an increase of more than 65,000 accounts to our retail checking account base during the quarter. We also continued the integration of American Savings Bank, which has produced results exceeding our initial expectations. Finally, we took steps to significantly expand our business by announcing a merger agreement with Great Western

Financial Corporation, which will create one of the nation's premier consumer banking organizations and place our company in an even stronger competitive position.

   "Together with solid operating fundamentals, these achievements have set the stage for what we believe will be an outstanding year for Washington Mutual."


   FIRST-QUARTER FINANCIAL RESULTS


   Net Interest And Other Income


   Growth in the loan portfolio, accompanied by an improved net interest spread, produced net interest income of $317.0 million for the first quarter of 1997, up 10 percent from $287.0 million a year earlier. The spread during the quarter was
2.77 percent, up from 2.75 percent last year.

   Killinger noted that the company's strategy to manage interest rate risk, as well as its adjustable-rate and consumer loan origination capabilities and strong capital position, should limit the effect of recent increases in interest rates on net interest income. He added that the percentage of fixed-rate assets in the company's loan and mortgage-backed securities portfolio has been dramatically reduced in recent years, providing added protection against potential future increases in interest rates.

   Total other income, driven primarily by higher depositor and loan servicing fees, was $75.4 million, up 32 percent from $57.0 million in last year's first quarter. Depositor fees increased 27 percent to $28.6 million during the quarter, versus $22.5 million a year earlier. Killinger pointed out that over the past year, the company has made progress in re-mixing its deposit base by replacing time deposits with core transaction accounts, which produce higher fee income and help reduce the company's cost of deposits and borrowings. At March 31, 1997, transaction account balances, including checking, savings and money market deposits, represented 42 percent of total deposits, compared with 40 percent a year earlier.

   The increase in loan servicing fees was primarily the result of a larger number of loans serviced for others as well as the reclassification of $3.3 million of income that would have been accounted for as net interest income by American Savings Bank, but that Washington Mutual classifies as loan servicing income.


   Loan Originations/Balance Sheet Growth


   The company's growing franchise, aggressive marketing strategy and state-of-the-art technology, combined with positive regional economies in the West, helped to produce record total loan originations of $3.5 billion for the quarter, up 16 percent from $3.0 billion a year ago.

   In addition to increased originations in the Northwest, the company's American Savings Bank subsidiary posted significantly stronger loan originations in the first quarter of 1997 -- $1.5 billion for the period just ended, compared with $1.3 billion from last year, a 16 percent increase. "When we announced the American acquisition, we stated our belief that loan originations would be greater at American once the transaction was completed and that the combined company's strong capital position would facilitate greater retention of those loans," Killinger said. "The results of the first quarter reflect the successful execution of that strategy."

   On Jan. 15, Washington Mutual acquired Salt Lake City-based United Western Financial Group, Inc. Had United Western been part of the company in 1996, Washington Mutual would have been the No. 1 residential mortgage lender in the state of Utah. The company already holds the top position in residential mortgage originations in both Washington and Oregon, and the No. 2 position in California.

   Further reflecting the company's successful consumer banking strategy, loan originations other than single-family residential loans increased to 31 percent of total originations, up from 24 percent in last year's first quarter. The company originated substantially greater volume in shorter-term, higher-yielding consumer loans during the quarter -- $369.8 million, up 35 percent from $273.6 million a year ago. Residential construction lending for the period was $325.1 million, up 30 percent from $249.7 million in first quarter 1996.


   Operating Efficiency


   Higher revenues, combined with prudent expense management, enabled the company to operate more efficiently during the quarter. Washington Mutual's operating efficiency ratio (other expense as a percentage of net interest income and other income) improved to 49.1 percent versus 52.6 percent a year ago. Total other expense for the quarter was $192.6 million, or 1.71 percent of average assets, compared with $181.1 million, or 1.74 percent of average assets, in last year's first quarter.


   Credit Quality and Capital


   "Consistent with our goal of maintaining excellent credit quality, we continue to exercise solid underwriting standards with the long-term target of keeping the ratio of nonperforming assets to total assets below 1 percent," Killinger said.

   Total nonperforming assets were $334.6 million at March 31, 1997, compared with $329.5 million at Dec. 31, 1996. Nonperforming assets as a percentage of total assets were 0.73 percent, compared with 0.74 percent at Dec. 31, 1996.

   The quarterly provision for loan losses was $15.5 million. At March 31, 1997, loan loss reserves totaled $367.2 million. Reserves as a percentage of nonperforming assets were 109.8 percent, and as a percentage of nonperforming assets, less REO, were 152.9 percent.

   Consolidated assets at March 31, 1997, were $46.1 billion, up from $44.6 billion at Dec. 31, 1996, while total deposits were $24.3 billion, up from $24.1 billion at the end of fourth quarter 1996. Stockholders' equity at March 31, 1997, was $2.4 billion, or 5.27 percent of assets, and capital ratios of the company's banking subsidiaries continued to exceed the FDIC's requirements for classification as "well-capitalized," the highest regulatory standard.

   Commercial Banking/Nonbanking Activities


   With Western Bank serving as the platform for the company's commercial banking activities in the Northwest, the commercial banking division's loan portfolio grew in the first quarter from $896.8 million to $1.0 billion or a 14 percent increase over Dec. 31, 1996.

   Annuities underwritten by WM Life Insurance Co., the company's insurance underwriting subsidiary, were $877.8 million; while assets of the Composite Group of mutual funds, managed by Composite Research & Management Co., the company's investment management firm, increased slightly to $1.5 billion at March 31, 1997.


   FRANCHISE GROWTH



   The company's focus on gaining new households through aggressive marketing of checking accounts produced excellent results in each of its markets during the quarter. Total households served grew by more than 76,000 to 1.5 million through February and included 24,000 non-acquisition-related households.

   Excluding acquisitions, the company added more than 65,000 checking accounts to its base during the first quarter. This figure included more than 31,000 net new accounts generated at American, which in all of 1996 added only 5,700 net checking accounts to its base. "We are extremely pleased with the positive results that our consumer banking strategy is achieving in California. Checking account openings have exceeded our original projections and we believe that the opportunities for gaining further market share in the state, as well as our other markets, are very promising," Killinger said.


   Great Western Definitive Merger Agreement Signed


   On March 6, Washington Mutual and Great Western Financial Corporation (NYSE:
GWF) signed a definitive merger agreement that will create the nation's largest savings institution and one of the premier consumer banking franchises in the country. The agreement calls for 0.9 shares of Washington Mutual common stock to be exchanged for each share of Great Western common stock. The agreement has been unanimously approved by the boards of directors of both companies.

   The merger, which requires regulatory approval and the approval of both companies' shareholders, is scheduled to close in the third quarter of this year. The company has filed with the appropriate regulators all applications required for the merger. Special meetings for the shareholders of both companies to approve the transaction are anticipated to be held in June.


   OUTLOOK


   "The operating results for the first quarter provided solid momentum for our organization as we begin the second quarter," Killinger said. "Our capital position is strong, and our growth strategy provides the foundation for increasing our market share both internally and through acquisitions. We will continue to focus on the core strategies of our business plan and strive to achieve -- and surpass -- the aggressive set of long-term financial targets we've established for ourselves," he added.

  With a history dating back to 1889, Washington Mutual is a regional financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. Its subsidiaries provide consumer and commercial banking services, securities brokerage, mutual fund management, property/casualty and life insurance sales, and underwriting for insurance annuities. At March 31, 1997, Washington Mutual and its subsidiaries had consolidated assets of $46.1 billion. The company operates more than 500 offices in nine western states.


   EDITOR'S NOTE: Washington Mutual's press releases are available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at http://www.businesswire.com/cnn/wamu.htm

   This press release contains forward-looking statements regarding the benefits of the merger of Washington Mutual and Great Western, including cost savings to be realized, earnings accretion, transaction charges and additional loan-loss reserves and revenue enhancement opportunities following the merger. Actual results may vary materially from the forward-looking statements as described in Washington Mutual's Current Report on Form 8-K dated March 6, 1997, and its Form S-4 Registration Statement dated March 13, 1997, to which reference is made. These factors include without limitation possible delays in integration of Great Western operations into Washington Mutual's, increases in interest rates which could reduce net interest margin, competitive factors which could adversely affect consumer banking strategy and general economic conditions which negatively impact the volume of loan origination and amount of loan losses.

   Washington Mutual ("Washington Mutual") and other certain persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western Financial Corporation ("Great Western") and a wholly-owned subsidiary of Washington Mutual pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock ("the Merger"). The participants may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr. and James E. Stever); the following executive officers of Washington Mutual: Craig S. Davis, Steven P. Freimuth, Lee D. Lannoye, William A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc Kittner, and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual common stock, respectively. The remaining Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.

   Other participants in the solicitation include Great Western and may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl F. Geuther, Michael M. Pappas, A. William Schenck III, Ray
W. Sims and Jaynie M. Studenmund; and the following other members of management of Great Western: Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows and John A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James
F. Montgomery and John F. Maher beneficially owned 680,488 shares and 611,762 share of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

   Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to idemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells securities issued by Washington Mutual and its affiliates ("Washington Mutual Securities") and Great Western and its affiliates ("Great Western Securities") for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of April 7, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 224 of Washington Mutual's common shares; (ii) net "long" 27,434 shares of Washington Mutual's 9.12% preferred stock; (iii) net "long" 124,964 shares of Washington Mutual's 7.60% preferred stock; (iv) net "short" 3,509 of Great Western's common shares; and (v) net "long" 160,000 shares of Great Western's 8.30% preferred stock.

   Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H.F. Ahmanson & Company, for which they received and may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Great Western has agreed to indemnify Goldman Sachs and Merrill Lynch and certain persons related to them against certain liabilities under the federal securities laws, arising out of their engagement. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs' role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stock holders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vitorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell Great Western Securities and Washington Mutual Securities for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities.

   As of April 7, 1997, Goldman Sachs had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,973 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 of Washington Mutual's common shares. As of April 7, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 7,125 of Great Western's common shares and (ii) net "long" 1,526 of Washington Mutual's common shares.

                             Washington Mutual, Inc.
                        Consolidated Statements of Income
              (dollars in thousands, except for per share amounts)
                                   (unaudited)

                                         Quarter ended
                                           March 31,
                                        1997     1996
Interest Income
  Loans                             $ 619,496   $ 496,729
  Available-for-sale securities       154,244     211,123
  Held-to-maturity securities          52,599      55,929
  Cash equivalents                        394         841
    Total interest income             826,733     764,622
Interest Expense
  Deposits                            257,712     274,050
  Borrowings                          252,068     203,570
    Total interest expense            509,780     477,620
 Net interest income                  316,953     287,002
Provision for loan losses              15,526      20,889
 Net interest income after
  provision for loan losses           301,427     266,113
Other Income
  Depositor fees                       28,640      22,498
  Securities, annuity & other
   service fees                        12,812      13,083
  Loan servicing fees                  14,280       8,477
  Other operating income               13,689       7,766
  Gain on sale of loans                 5,725       4,380
  Gain (loss) on sale of
   other assets                           243         806
    Total other income                 75,389      57,010
Other Expense
  Salaries and employee benefits       86,819      81,835
  Occupancy and equipment              32,864      27,675
  Outside telecommunications and
   data processing services            24,949      12,186
  Regulatory assessments                4,066      11,572
  Other operating expense              39,261      37,624
  Amortization of goodwill
   and other intangible assets          6,789       6,968
  Real estate owned (REO) operations,
   inclusive of write-downs            (2,116)      3,234
    Total other expense               192,632     181,094
     Income before income taxes       184,184     142,029
Income taxes                           70,112      49,695
      Income before minority interest 114,072      92,334
Minority interest in earnings of
 consolidated subsidiaries                 --      (3,527)
Net Income                          $ 114,072   $  88,807
Net Income Attributable to
 Common Stock                       $ 111,567   $  84,202
Net income per common share:
  Primary                           $    0.93   $    0.75
  Fully Diluted                          0.93        0.74
Financial Ratios
    Return on average assets             1.01%       0.85%
    Return on average equity            18.88       13.97
    Return on average common equity     19.42       14.24

                             Washington Mutual, Inc.
                         Selected Financial Information
              (dollars in thousands, except for per share amounts)
                                   (unaudited)

                                          Quarter ended
                                             March 31,
                                       1997            1996
Data Used To Compute Per
  Share Amounts
  Net income                        $ 114,072     $       88,807
  Preferred stock dividends:
    Noncumulative Perpetual,
     Series C                          (1,569)            (1,569)
    Noncumulative Perpetual,
     Series E                            (936)              (936)
    Noncumulative Convertible
    Perpetual, Series D                    --             (2,100)
  Net income available to
   primary common stock             $  111,567     $      84,202

  Net income                        $  114,072     $      88,807
  Preferred stock dividends:
    Noncumulative Perpetual,
     Series C                           (1,569)           (1,569)
    Noncumulative Perpetual,
     Series E                             (936)             (936)
  Net income available to
   fully diluted common stock      $   111,567     $      86,302

  Average common shares used
   to calculate earnings
   per share:
    Primary                         120,277,744       111,797,730
    Fully diluted                   120,292,563       117,216,977

Net Interest Spread
  Yield on loans and
   note receivable                         7.98%             8.04%
  Yield on investments                     6.88              7.19
    Combined yield on
     earning assets                        7.68              7.72
  Cost of deposits                         4.38              4.53
  Cost of borrowings                       5.62              5.69
    Combined cost of funds                 4.91              4.97
    Net interest spread                    2.77%             2.75%
    Net interest margin                    2.88%             2.90%

Average Balances
  Loans                           $  31,086,400     $  24,718,530
  Investments                        12,035,248        14,910,308
    Total earning assets             43,121,648        39,628,838

  Deposits                           24,071,680        24,186,572
  Borrowings                         18,027,984        14,308,546
    Total interest bearing
     liabilities                     42,099,664        38,495,118

  Total assets                       45,025,200        41,573,446
  Stockholders' equity                2,416,232         2,542,743

                             Washington Mutual, Inc.
                  Consolidated Statements of Financial Position
              (dollars in thousands, except for per share amounts)
                                   (unaudited)

                                           Mar. 31,       Dec. 31,
                                             1997           1996
Assets
  Cash and cash equivalents             $    532,671    $    831,063
  Trading account securities                   2,804           1,647
  Available-for-sale securities            8,942,084       9,111,274
  Held-to-maturity securities              2,807,352       2,860,347
  Loans, net of allowance for
   loan losses                            32,018,457      30,103,386
  Loans held for sale                        212,506         227,390
  Real estate owned                           94,498         103,111
  Bank premises and equipment                495,186         482,391
  Goodwill and other
   intangible assets                         130,698         133,509
  Other assets                               814,769         697,807
      Total assets                      $ 46,051,025    $ 44,551,925

Liabilities
  Deposits:
    Checking accounts                   $  3,164,963    $  2,979,962
    Savings and money
     market accounts                       7,121,545       6,842,061
    Time certificates                     14,012,013      14,258,118
      Total deposits                      24,298,521      24,080,141
  Annuities                                  877,841         878,057
  Federal funds purchased                  1,230,000       1,052,000
  Securities sold under
   agreements to repurchase                7,561,220       7,835,453
  Advances from the Federal
   Home Loan Bank                          8,643,363       7,241,492
  Other borrowings                           501,846         676,986
  Other liabilities                          510,391         389,908
      Total liabilities                   43,623,182      42,154,037
Stockholders' Equity
  Preferred stock, no
   par value: 10,000,000
   shares authorized -
   4,722,500 and 4,722,500
   shares issued and outstanding                  --              --
  Common stock, no par value:
   350,000,000 shares authorized -
   126,247,850 and 126,142,285
   shares outstanding                             --              --
  Capital surplus                            957,233         952,747
  Valuation reserve for
   available-for-sale securities             (12,935)         41,666
  Retained earnings                        1,483,545       1,403,475
      Total stockholders'
       equity                              2,427,843       2,397,888
      Total liabilities and
       stockholders' equity             $ 46,051,025    $ 44,551,925

Book value per common share             $      19.53    $      19.30
Tangible book value per
 common share                                  18.43           18.17

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                             Mar. 31,    Dec. 31,   Sep. 30,  Jun. 30,
                               1997        1996       1996      1996
Interest Sensitivity
  One-year interest
   sensitivity using
   principal balances
   as a % of total
   assets                     (0.8)%       (3.6)%     (1.0)%     n.a.

Capital Adequacy
Washington Mutual, Inc.:
  Stockholders'
   equity/total assets         5.27%       5.38%      5.54%      5.21%
  Tangible stockholders'
   equity/total
   tangible assets             5.00        5.10       5.24       4.88

Retail Checking Account
 Activity (No.)
  New accounts opened
   during the quarter:
    WMB and WMBfsb           62,395      58,011     61,811     52,955
    ASB                      41,474      17,895     14,931     12,408
                            103,869      75,906     76,742     65,363
  Net new accounts
   opened during
   the quarter
    WMB and WMBfsb           34,358      31,520     35,506     29,221
    ASB                      31,315       6,063      2,193        (89)
                             65,673      37,583     37,699     29,132
  New accounts acquired
   during the quarter         8,751       2,353         --         --

Retail Checking
 Accounts (No.)
  WMB and WMBfsb            651,474     608,365    574,492    538,986
  ASB                       268,932     237,617    231,554    229,361
    Total retail
     checking accounts      920,406     845,982    806,046    768,347

Households Served (No.)/a
  WMB and WMBfsb            898,918     830,425    795,898    768,943
  ASB                       600,799     592,916    591,935    579,572
    Total households
     served               1,499,717   1,423,341  1,387,833  1,348,515


   (a) March figures for households served are as of Feb. 28, 1997

                                        Quarter ended
                                          March 31,
                                      1997          1996
Nonbanking Subsidiary Pretax
 Operating Income
  Securities                         $  4.3      $   4.9
  Insurance                             4.3          4.5
  Recognition of deferred
   gain on sale of travel
   agency subsidiary                     --          4.1
    Net income before
     taxes, amortization
     of goodwill and
     other intangible
     assets, and elimination
     of intercompany
     transactions                    $  8.6     $  13.5

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                    Quarter ended
                                      March 31,
                                  1997          1996     % Change
Loan Originations
  Single-family
   residential (SFR):
    Adjustable-rate           $  1,573.0   $   1,314.8      20%
    Fixed-rate                     832.2         947.0     (12)
      Total single-family
       residential               2,405.2       2,261.8       6
  SFR - custom construction        168.3         125.1      35
  SFR - builder construction       156.8         124.6      26
  Multi-family residential         139.7         130.1       7
  Nonresidential real estate        73.7          40.4      82
  Consumer                         369.8         273.6      35
  Commercial business              148.4          36.9     302
    Total loan
     originations             $  3,461.9   $   2,992.5      16%
  As a % of total
   originations:
    Single-family
     residential                      69%           76%
    All other                         31            24

                   Change from
                  Dec. 31, 1996  Mar. 31,  Dec. 31,  Sep. 30, Jun. 30,
                to Mar. 31, 1997   1997     1996       1996    1996
Loans By
 Property Type
  Single-family
   residential:
    Adjustable-
     rate           $ 1,216.6  $18,173.4 $16,956.8 $15,792.1 $14,256.3
    Fixed-rate          267.2    5,971.1   5,703.9   5,185.1   5,083.2
      Total single-
       family
       residential    1,483.8   24,144.5  22,660.7  20,977.2  19,339.5
  SFR - custom
   construction          28.5      453.9     425.4     380.2     362.2
  SFR - builder
   construction          30.8      329.0     298.2     288.8     272.2
  Multi-family
   residential          311.0    2,869.8   2,558.8   2,473.9   2,433.5
  Nonresidential
   real estate         (175.3)   1,076.9   1,252.2   1,258.8   1,346.1
  Consumer              144.6    3,303.3   3,158.7   3,056.9   2,846.4
  Commercial
   business              80.6      420.8     340.2     295.3     270.4
  Loan loss
   reserves              (3.8)    (367.2)   (363.4)   (234.3)   (234.3)
      Total loans
       outstanding  $ 1,900.2  $32,231.0 $30,330.8 $28,496.8 $26,636.0

Change in Loans
 Outstanding
  Loans originated             $ 3,461.9 $ 3,607.8 $ 3,446.1 $ 3,601.2
  Loans purchased
   or acquired                     312.2     139.8     110.4      40.5
  Loans
   securitized                     (14.5)    (56.8)       --    (464.9)
  Loans sold                      (558.3)   (387.7)   (583.8)   (693.4)
  Loan payments
   and other                    (1,301.1) (1,469.1) (1,111.9) (1,267.0)
    Change in
     loans outstanding         $ 1,900.2  $ 1,834.0 $1,860.8 $ 1,216.4
      As a % of total loans
       at beginning of
       quarter                         6%       6%        7%        5%
      As a % of total assets
       at beginning of quarter         4        4         4         3

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,
                                  1997     1996       1996      1996
Reserve For Loan Losses
  Balance at beginning
   of quarter                  $  363.4   $  234.3  $  234.3  $  232.9
  Provision for loan losses        15.5      143.4      17.1      20.1
  Reserves charged off,
   net of recoveries              (20.0)     (15.4)    (17.1)    (18.7)
  Reserves added through
   business combinations            8.3        1.1        --        --
  Balance at end of quarter    $  367.2   $  363.4   $  234.3  $ 234.3

  Allocated reserves:
    Multi-family residential
     and nonresidential
     real estate               $   82.9   $   77.0   $  21.6   $  18.0
    Builder construction             --         --       0.2       0.2
    Commercial business             1.9        1.3       1.7        --
      Total allocated
       reserves                    84.8       78.3      23.5      18.2
  Unallocated reserves            282.4      285.1     210.8     216.1
      Total reserve for
       loan losses             $  367.2   $  363.4   $ 234.3   $ 234.3

  Reserve for loan losses
   as a % of:
    Nonperforming assets        109.76%    110.29%     72.53%    72.48%
    Nonperforming assets,
     less real estate owned     152.90     160.52     108.33    110.43

Nonperforming Assets
  Nonaccrual assets           $  240.2   $  226.4   $  216.3   $ 212.1
  REO:
    REO                          100.8      110.2      113.4     117.9
    Reserve for losses            (6.4)      (7.1)      (6.6)     (6.8)
      Net REO                     94.4      103.1      106.8     111.1
        Total nonperforming
         assets              $   334.6   $  329.5   $  323.1   $ 323.2

  Nonperforming assets by
   property type:
    Single-family
     residential             $   254.9    $ 253.3   $  241.1   $ 237.8
    SFR - custom construction      5.2        2.5        2.8       1.3
    SFR - builder construction     8.3        8.4        6.0       6.9
    Multi-family residential      21.4       22.2       27.3      34.3
    Nonresidential real estate    27.8       25.0       35.5      35.8
    Consumer                      21.8       24.1       16.0      13.2
    Commercial business            1.6        1.1        1.0       0.7
    Reserve for REO losses        (6.4)      (7.1)      (6.6)     (6.8)
      Total nonperforming
       assets                $   334.6   $  329.5   $  323.1   $ 323.2
  As a % of total loans           1.04%      1.09%      1.13%     1.21%
  As a % of total assets          0.73       0.74       0.74      0.76

Troubled Debt Restructurings $    94.7   $  112.3   $   95.1   $  78.5
  As a % of total loans           0.29%      0.37%      0.33%     0.29%
  As a % of total assets          0.21       0.25       0.22      0.18


   CONTACT:   Libby Hutchinson, 800/228-9268 or 206/461-2484

   Investors: JoAnn DeGrande, 206/461-3186


   KEYWORD:   WASHINGTON CALIFORNIA UTAH MONTANA IDAHO OREGON

   INDUSTRY KEYWORD:  BANKING EARNINGS
REPEATS: New York 212-752-9600 or 800-221-2462; Boston 617-236-4266 or
         800-225-2030; SF 415-986-4422 or 800-227-0845; LA 310-820-9473

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